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Exhibit 10.20.3

AMENDMENT

        This is the third Amendment to that certain agreement effective November 15, 1999, entitled Winding-Up of Alliance, Production and Marketing Framework ("the Winding-Up Agreement"), by and between Displaytech, Inc., a Delaware corporation ("Displaytech") with principal executive offices at 2602 Clover Basin Drive, Longmont, Colorado 80503, and Agilent Technologies, Inc. ("Agilent"), a Delaware corporation with an office at 350 W. Trimble Avenue, San Jose, California 95131. This amendment is effective as of July 1, 2004. This amendment amends the Winding-Up Agreement to the following extent:

        1.     In addition to the licenses granted in the Winding-Up Agreement, Agilent grants Displaytech a non-exclusive, world-wide, non-transferable license, without the right to sublicense, under all Agilent-owned IP and Agilent-controlled IP that qualifies as "HP Pre-Existing IP" under paragraph 1.7 of the Winding-Up Agreement, to make, have made, use, sell, offer for sale, import, reproduce, distribute, prepare derivative works and otherwise dispose of Microdisplay-Based Products, with royalties to be paid as set forth in Section 5.1 below. This license expires November 14, 2006.

        2.     The second sentence of Section 3.2 is hereby deleted and replaced with the following: "As to the DT Pre-Existing IP, this license will remain in effect for a period of seven years from the Effective Date."

        3.     The following new paragraph 10.5 is added to Article 10, "Confidentiality":

          10.5 The existence and terms of the Winding-Up Agreement and its amendments are confidential. Neither party will disclose the existence or terms thereof without the advance written consent of the other. If any such disclosure is required by law, the disclosing party will give the other party as much advance notice as is practical under the circumstances, and will provide reasonable assistance to the other party, in order that the other party may protect its interests.

        In all other respects the Winding-Up Agreement, as previously amended, remains in full force and effect.

        IN WITNESS WHEREOF, each Party has executed this Agreement by signature of its authorized representative.

DISPLAYTECH, INC.		AGILENT TECHNOLOGIES
By	/s/ RICHARD D. BARTON Richard D. Barton Chief Executive Officer	By	/s/ JAMES L. LEISING James L. Leising Strategic Alliance Manager
Date of Signature: July 20, 2004		Date of Signature: July 20, 2004

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AMENDMENT